Exhibit 10.42

REINSTATEMENT AND FIRST AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "First Amendment") is made and entered into this 3rd day of February, 2010 (the "First Amendment Date"), by and among ANGELES INCOME PROPERTIES, LTD. 6, a California limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and HOMESTEAD ON LAKE LANSING, LLC, a Michigan limited liability company, having a principal address at 1575 Watertower Place, East Lansing, Michigan 48823 ("Purchaser").

RECITALS:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated October 26, 2009 (the "Contract"), for certain real property situated in the County of Ingham, State of Michigan, commonly known as Homestead Apartments, and more specifically described in the Contract (the "Property"); and

            WHEREAS, pursuant to Section 4.7 of the Contract, Purchaser terminated the Contract by providing Seller with the Financing Termination Notice on Monday, January 25, 2010; and

            WHEREAS, Seller and Purchaser desire to reinstate and ratify the Contract and amend the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Reinstatement.  The Contract is hereby reinstated, as amended herein, ratified and affirmed and is effective as of the First Amendment Date as if the termination pursuant to Section 4.7 had not occurred.

2.                  Non-Refundable Deposit Component.  On the First Amendment Date, $10,000.00 of the Refundable Deposit Component shall automatically be added to and become a part of the Non-Refundable Deposit Component and as of the First Amendment Date, the Refundable Deposit Component shall equal $30,000.00 and the Non-Refundable Deposit Component shall equal $20,000.00.  The Non-Refundable Deposit Component shall be non-refundable under all circumstances other than Seller's default under the Contract.

3.                  Additional Refundable Deposit Component.  On February 15, 2010, Purchaser shall deliver to Escrow Agent $25,000.00 in Good Funds by wire transfer as an additional Deposit, which amount shall be added to the Refundable Deposit Component of the Deposit when received by the Escrow Agent and shall be held, credited and disbursed in the same manner as provided in the Contract with respect to the Refundable Deposit Component.

4.                  Financing Approval Period and Additional Deposit.  The Financing Approval Period, as such term is defined in Section 4.7 of the Contract, is hereby extended to and shall expire upon Friday, March 26, 2010 at 5:00 p.m. (Mountain Time).  If Purchaser fails to provide Seller with the Financing Termination Notice prior to expiration of the Financing Approval Period, Purchaser's right to terminate the Contract shall be permanently waived except as otherwise provided for in the Contract and the Contract shall remain in full force and effect and Purchaser shall deliver to Escrow Agent in Good Funds by wire transfer the amount of $75,000.00 to be added to the Deposit (the "Additional Deposit") on or before the expiration of the Financing Approval Period.  Simultaneously with Purchaser's delivery of the Additional Deposit, the Escrow Agent shall immediately release in Good Funds to Seller $50,000.00 of the Additional Deposit ("Release Deposit"), and such Release Deposit shall be non-refundable to Purchaser under all circumstances and shall be credited against the Purchase Price at Closing.  The remaining $25,000.00 of the Additional Deposit shall be added to the Refundable Deposit Component of the Deposit when received by the Escrow Agent and the Refundable Deposit Component, now equal to $80,000.00, shall become part of the Non-Refundable Deposit Component and shall be non-refundable to Purchaser under all circumstances other than Seller's default.

5.                  Closing Date.    Section 5.1 of the Contract is hereby amended and restated in its entirety as follows:

"5.1      Closing Date.  The Closing shall occur on April 26, 2010 at the time set forth in Section 2.2.3 (the "Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with Seller's payment in full of the Note (the "Loan Payoff").  Further, the Closing Date may be extended without penalty at the option of Seller to a date not later than thirty (30) days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Seller pursuant to the second sentence of this paragraph above)."

6.                  Quitclaim of Parcel 4 of the Property.  At Closing, Seller shall convey (a) Parcels 1, 2, and 3 of the Property, as those parcels are more particularly described in Exhibit A of the Contract, to Purchaser or Purchaser's assignee (subject to Section 13.3 of the Contract) via the Deed, and (b) Parcel 4 of the Property, as that parcel is more particularly described in Exhibit A of the Contract, to Purchaser or Purchaser's assignee (subject to Section 13.3 of the Contract) via a quitclaim deed in substantially the form attached hereto as Exhibit 1 ("Quitclaim Deed").

7.                  Purchase Price.  Seller and Purchaser agree that the Purchase Price will be allocated between that portion of the Property to be conveyed via the Deed ("Deed Allocation") and that portion of the Property to be conveyed via the Quitclaim Deed ("Quitclaim Deed Allocation").  Subject to the approval of Purchaser's Senior Financing Lender prior to the expiration of the Financing Approval Period, Seller and Purchaser agree that the amount of the Deed Allocation shall be equal to $6,975,000.00 and that the amount of the Quitclaim Deed Allocation shall be equal to $25,000.00.  Purchaser shall seek to obtain Purchaser's Senior Financing Lender's approval of the aforementioned Deed Allocation and Quitclaim Deed Allocation prior to the expiration of the Financing Approval Period.  If Purchaser's Senior Financing Lender does not approve of the Deed Allocation of $6,975,000.00 and the Quitclaim Deed Allocation of $25,000.00, and the Deed Allocation and Quitclaim Deed Allocation proposed by Purchaser's Senior Financing Lender are not acceptable to Seller, then Seller may terminate this Contract by giving Purchaser written notice no later than 5:00 p.m. (Mountain Time) on or before the expiration of the Financing Approval Period, in which case: (i) this Contract shall terminate and be of no further force and effect, subject to and except for the Survival Provisions, (ii) Purchaser shall provide all Third Party Reports and other documentation associated with the loan application to Seller at no cost or expense to Seller, and (iii) Escrow Agent shall forthwith return the Deposit (less the Non-Refundable Deposit Component of $20,000.00) to Purchaser.

8.                  Seller Closing Deliveries.

(a)                 Section 5.2.1 of the Contract is hereby amended and restated in its entirety as follows:

"5.2.1   Covenant Deed (the "Deed") for Parcels 1, 2 and 3 as more particularly described in Exhibit A, in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions."

(b)               Section 5.2.11 of the Contract is hereby deleted in its entirety.

(c)                No later than 1 Business Day prior to the Closing Date, Seller shall deliver to Escrow Agent (simultaneously with the other deliveries listed in Section 5.2 of the Contract) the Quitclaim Deed for Parcel 4 in substantially the form attached as Exhibit 1 to this First Amendment.

9.                  Purchaser Closing Deliveries.

(a)                No later than 1 Business Day prior to the Closing Date, Purchaser shall deliver to the Escrow Agent (simultaneously with the other deliveries listed in Section 5.3 of the Contract) one Property Transfer Affidavit (Michigan Form L-4260) (Rev. 1-09) for the conveyance set forth in the Deed and one Property Transfer Affidavit (Michigan Form L-4260) (Rev. 1-09) for the conveyance set forth in the Quitclaim Deed, each in the form attached hereto as Exhibit 2.

10.              Title Documents.  The Purchaser agrees and acknowledges that the Title Commitment shall include Parcels 1, 2, 3, and 4 and that Seller's responsibility for payment of the premium for the Title Policy shall not include any obligation to pay for a separate Title Policy insuring Parcel 4 of the Property.

11.              Closing Costs.  In addition to those closing costs for which Purchaser is responsible under Section 5.4.9 of the Contract, Purchaser shall be responsible for: the cost of recording the Deed and the Quitclaim Deed and any premiums or fees required to be paid to the Escrow Agent for issuance of a separate Title Policy insuring Parcel 4 of the Property, if applicable.  To the extent that the Escrow Agent charges any additional closing costs, search fees, premiums or other fees related to the conveyance of Parcel 4 via Quitclaim Deed, Purchaser shall be responsible for payment of 100% of those additional closing costs, premiums or fees.

12.              Exhibit I of the Contract.  Exhibit I of the Contract is hereby deleted in its entirety.

13.              General Provisions.  The following provisions shall apply with respect to this First Amendment:

(a)                Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)               Capitalized terms used, but not otherwise defined, herein shall have the same meaning as ascribed to such terms in the Contract.

(c)                In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

(d)               This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

            NOW, THEREFORE, the parties hereto have executed this First Amendment as of the First Amendment Date.

SELLER:

ANGELES INCOME PROPERTIES, LTD. 6,

a California limited partnership

By:       ANGELES REALTY CORPORATION II,

            a California corporation,

            its general partner

            By:  /s/John Spiegleman

            Name:  John Spiegleman

            Title:  Senior Vice President

PURCHASER:

HOMESTEAD ON LAKE LANSING, LLC,

a Michigan limited liability company

By:  /s/James F. Anderton IV

Name:  James F. Anderton IV

Title:  Managing Member